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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan of Electroglas, Inc. of our report dated January 25, 2000, with respect to the consolidated financial statements and schedule of Electroglas, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP
                                                  ---------------------

San Jose, California
June 7, 2000